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                                                                   EXHIBIT 10.20


                            THIRD AMENDMENT TO LEASE

         This Third Amendment to Lease ("Third Amendment") is made this 26th day of September, 2000, by and between High Pointe I Development Group, LLC, a Colorado limited liability company ("Landlord") and Crown Media, Inc., formerly known as Hallmark Entertainment Networks, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

         WHEREAS, Landlord and Tenant entered into that certain Lease dated June 1, 1998 (the "Lease") pertaining to certain Leased Premises in the Building described as Suites 400 and 500; and

         WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease undated, except for Consent dated March 25, 1999 (the "First Amendment"), pertaining to the addition of the UPS Equipment Room to the Leased Premises, as more particularly described in the First Amendment to the Lease; and

         WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated August 17, 1999, (the "Second Amendment"), pertaining to the addition of the Technical Space Tenant Improvements and the Alternative Generator Pad Premises, as more particularly described in the Second Amendment; and

         WHEREAS, Landlord and Tenant further desire to amend the terms and conditions of the Lease pertaining to the construction of a site for the Generator Equipment and the placement and use of the Generator Equipment as contemplated by the Lease and the Second Amendment.

         Now, THEREFORE, in consideration of the foregoing Recitals and the mutual engagements of the parties hereto, it is agreed as follows:

         1. GENERATOR SITE. Paragraph 9 of the Addendum to Lease set forth as
Schedule 9 of the Lease, as previously amended by Paragraph 7 of the Second Amendment, is hereby amended as follows.

         A. Subject to the availability of the Approvals defined below, Landlord shall make available to Tenant a location for the placement of the Generator Equipment in the area to the north of the existing parking structure of the Project (the "Generator Site") in the location more particularly set forth as items Al.0 and L1.0 of the plans and specifications listed on EXHIBIT A attached here to and incorporated by this reference herein ("Plans and Specifications").

         B. Tenant, at its sole cost and expense, shall have the right to have the Generator Site constructed by a contractor other than Lankford &
Associates, Inc. under the supervision of Tenant's construction manager, Aspen Engineering and Construction Management Services, Inc. ("Aspen"). If Tenant shall elect not to construct the Generator Site this paragraph shall be inapplicable to the construction of any other improvements in place thereof, and the original Work Letter Agreement of the Lease shall govern.

         C. In consideration of the change in the scope of work to be performed by Landlord in connection with the design and construction of the Generator Site, the amount of the available Landlord's Share shall be reduced by Fifty-two Thousand Dollars ($52,000.00). At the


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conclusion of the construction of the Generator Site, Landlord and Tenant shall reconcile Landlord's Share with respect to what amounts have been expended or which remain unpaid.

         D. The construction of the Generator Site by Tenant shall be subject to the following additional terms and conditions:

         (1) Tenant shall cause the Generator Site to be designed and constructed in compliance with all of the terms and conditions of the Lease, including, without limitation, paragraphs 6.1.5 and 6.1.6 of the Lease. The Plans and Specifications for the design and construction of the Generator Site have been reviewed and approved by Landlord. Lankford & Associates, Inc. shall act as the authorized agent and representative of Landlord in connection with the granting of all approvals required to be given by Landlord of the Generator Site on behalf of Landlord. Gary Eikenhorst shall act as the designated representative of Lankford & Associates, Inc., and any agent or representative as may be designated, assigned and referenced by written notice to Landlord from Tenant shall act as the designated representative of Tenant. All construction shall be performed in accordance with that certain Standard Form of Agreement Between Owner and Contractor as shown on EXHIBIT B attached hereto and incorporated by this reference herein.

         (2) Tenant shall be responsible for applying for all necessary municipal, state and federal permits and authorizations and any approvals required by applicable covenants (collectively, "Approvals"), required to install, maintain and operate the Generator Equipment; provided, however, Landlord shall, at Tenant's expense, be responsible for taking all reasonable steps necessary to apply for the approval of the architectural control committee having jurisdiction over the Project ("ACC") for the location and design of the Generator Site. Tenant acknowledges that the ACC, after construction of the Generator Site in accordance with the ACC's approval, may require Tenant to make certain changes to the Generator Site in order to bring it into compliance with the applicable design guidelines applied by the ACC, and Tenant shall make such changes at its sole cost and expense.

         (3) Tenant shall be responsible for, and shall pay when due, whether incurred before, on, or after the effective date of this Third Amendment, any fees or other compensation payable to Aspen, the contractors, suppliers, and consultants providing services and materials relating to the design and construction of the Generator Site.

         (4) Tenant shall, at Tenant's expense, maintain or cause, in the case of any contractors or subcontractors, to be maintained in force and effect on the Project at all times during the construction of the Generator Site: all-risk builder's risk insurance in an amount equal to one hundred percent (100%) of the replacement cost of the Generator Site, providing all risk coverage on the Generator Site and materials stored on the property and elsewhere and including the perils of collapse, water damage, business interruption, machinery coverage, permission to occupy, interest costs and other risks typically insured under such type of policy; and commercial, general liability insurance for Tenant and Tenant's contractors and subcontractors including blanket contractual liability, products and completed operations, personal injury (including employees), independent contractors, explosion, collapse, and other risks typically insured under such type of policy. The liability insurance to be carried by Tenant pursuant to the provisions of the Lease shall include coverage for Tenant's activities on the Generator Site. Landlord shall be named an additional insured on all policies described herein.

         (5) Tenant shall use reasonable efforts to minimize safety hazards associated with the construction of the Generator Site and to minimize the impact on other tenants of the Project of disruptions of traffic flow on access drives to the Project and use of the parking


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of the Project of disruptions of traffic flow on access drives to the Project and use of the parking structure and parking areas. Tenant shall coordinate with Landlord on a routine basis with respect to any such disruptions in order to help Landlord communicate with and redirect other tenants as appropriate. Landlord has consented to Tenant's use of the access and construction areas as set forth on Exhibit C attached hereto and incorporated by this reference herein.

         (6) Tenant shall make all required conduit or cable connection between Tenant's equipment in the premises and the Generator Equipment, subject to approval of such connections by Landlord, which approval shall not be unreasonably withheld. Landlord acknowledges approval of the connection depicted in items E1.4, E1.5, E1.6 and L1.0 of the Plans and Specifications.

         (7) The Generator Equipment installed by Tenant shall be installed so as not to interfere with the operation of any previously installed Building systems or other tenants' systems.

         (8) Tenant, its authorized employees, agents, and contractors shall, at all reasonable times, have the right to enter or leave the Generator Site, subject to such reasonable rules and regulations upon which Landlord and Tenant shall agree.

         (9) Tenant shall pay any charges which are levied by any government agencies which are the sole result of Tenant having the Generator Equipment.

         (10) Tenant shall maintain the Generator Equipment and the Generator Site in a good state of repair and save Landlord harmless from any claims, liability or expenses resulting from the construction of the Generator Site or the installation, maintenance, operation or removal of the Generator Equipment, provided that such loss, cost or damages are not due to the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant shall not be responsible for the routine maintenance of the landscaping and access areas around the Generator Site. However, in the event Tenant shall damage any landscaping or access areas as a result of Tenant's use of the Generator Site, Tenant shall, at Tenant's expense, restore such damaged area to its original condition.

         (11) Notwithstanding the provisions of paragraph 6.8 and Schedule 2 of the Lease, Tenant shall have the right to store such fuel at the Generator Site as may be required for the reasonable operation of the Generator Equipment, provided that such storage and utilization of such fuel shall at all times be in compliance with all Environmental Laws, any other governmental regulations pertaining thereto, or commercially reasonable rules and regulations which may be promulgated by Landlord.

         (12) The routine operation and maintenance schedule for the Generator Equipment shall be subject to Landlord's prior review and approval. Tenant shall not perform, or cause to be performed, any non-emergency operation of the Generator Equipment, outside of the routine operation and maintenance schedule, without giving Landlord at least five (5) days prior written notice.

         (13) At the termination of this Lease, Tenant shall remove the Generator Equipment and surrender and restore the Generator Site to Landlord in substantially as good conditions as when entered, except for loss or damages resulting from casualty, condemnation or Acts of God.

         (14) Landlord makes no warranty and shall bear no responsibility, except as especially set forth herein, with respect to the operability of the Generator Equipment, and/or the


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availability of the Approvals which may be required for the installation, maintenance and operation of the Generator Site and the Generator Equipment.

         2. COMPLIANCE. Landlord and Tenant hereby acknowledge and agree that all matters relating to the design and construction of the Generator Site shall be consistent and comply with all applicable permits and codes governing the construction and operation of the Generator Site.

         3. LEGAL EFFECT. Capitalized terms shall have the meanings set forth herein or in the Lease, the First Amendment and the Second Amendment. To the extent the terms and conditions of the Lease, the First Amendment and the Second Amendment are inconsistent with this Third Amendment, the terms and conditions of this Third Amendment shall apply. In all other respects, the terms and conditions of the Lease, the First Amendment and the Second Amendment, except as amended by this Third Amendment, are and shall remain in full force and effect, and the terms and conditions of the Lease, the First Amendment and the Second Amendment are hereby incorporated by this reference.

LANDLORD:                               TENANT:


HIGH POINTE I DEVELOPMENT GROUP LLC,    CROWN MEDIA, INC., formerly known as
a Colorado limited liability company    HALLMARK ENTERTAINMENT NETWORKS,
                                        INC., a Delaware corporation
By:     LANKFORD & ASSOCIATES, INC., a
        Colorado corporation
        (Managing Manager)



By:  /s/ ROBERT V. LANKFORD             By:  /s/ RUSSELL H. GIVENS, JR.
     ----------------------------------      ----------------------------------
         Robert V. Lankford, President           Russell H. Givens, Jr.
                                                 President and Chief
                                                 Executive Officer


                              Consent of Guarantor

     The above Third Amendment to Lease is hereby approved this 26th day of September, 2000 by the undersigned as Guarantor of the above described Lease.


                                        HALLMARK ENTERTAINMENT, INC.,
                                        a Delaware Corporation


                                        By:  /s/ BILL ALIBER
                                             -----------------------------------
                                        Name:    Bill Aliber
                                        Its:     Vice President


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                                                                       EXHIBIT A


                        LIST OF PLANS AND SPECIFICATIONS

All of the following documents prepared by Klipp, Colussy, Jenks, DuBois Architects, P.C. (Project No. 9838, Dated _______, 2000):

A 1.0--Site Plan
A 1.1--Details
E 1.3--Legends end Schedule
E 1.4--Parcel I Line Diagram
E 1.5--Electrical Site Plan and Enlarged Generator Pit Plan
E 1.6--Structural First Floor Plan and Details
L 1.0--Landscape Plan Elevation
M 1.0--Mechanical Plan
S 1.1
S 1.2
S 2.0


                                      A-1